EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
       We hereby consent to the use in this Amendment No. 3 to Registration Statement No. 333-130035 on Form S-1 of our report dated February 27, 2006 relating to the financial statements and financial statement schedule of Tim Hortons Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
February 27, 2006